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                                                                    EXHIBIT 16.1

                      [McGladrey & Pullen, LLP Letterhead]



                               September 25, 1998


Securities and Exchange Commission
Washington, DC 20549

We were previously the independent accountants for Ancor Communications, Inc. and on February 19, 1998, we reported on the financial statements of Ancor Communications, Inc. as of and for the years ended December 31, 1997. On September 19, 1998, we declined to stand for reelection as independent accountants of Ancor Communications, Inc.

We have read Ancor Communications, Inc.'s statements included under item 4 of its Form 8-K dated September 25, 1998, and we agree with such statements.



                                    /s/ McGLADREY & PULLEN, LLP

                                        McGLADREY & PULLEN, LLP